Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Verastem, Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-217048) filed on March 30, 2017 are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$17,385
Legal fees and expenses	150,000
Accounting fees and expenses	25,000
Nasdaq Fees	65,000
Blue Sky Fees	5,000
Miscellaneous	137,615
Total	$400,000